Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF OHIO

EASTERN DIVISION

September 30,	September 30,
The Booth Family Trust vs. Michael S. Jeffries, et al.	: Case No. 2:05-cv-0860 : Judge Sargus : Magistrate Judge Kemp : :
Robert Kemp vs. Russell M. Gertmenian, et al.	: Case No. 2:05-cv-0964 : Judge Sargus : Magistrate Judge Kemp : :
Alfred Freed vs. Michael S. Jeffries, et al.	: Case No. 2:05-cv-0998 : Judge Sargus : Magistrate Judge Kemp : :
Jennifer Chu vs. Russell M. Gertmenian, et al.	: Case No. 2:05-cv-1084 : Judge Sargus : Magistrate Judge Kemp : :

ORDER AND FINAL JUDGMENT APPROVING

STOCKHOLDER DERIVATIVE ACTION SETTLEMENT

This action has come before the Court upon the joint motion of Lead Derivative Plaintiffs The Booth Family Trust and Alfred Freed (collectively, the “Derivative Plaintiffs”) and Defendants James B. Bachmann, Lauren J. Brisky, John W. Kessler, John A. Golden, Russell M. Gertmenian, Archie M. Griffin, Daniel J. Brestle, Edward F. Limato, Allan A. Tuttle, Michael S. Jeffries, Robert S. Singer and Samuel N. Shahid, Jr. (the “Individual Defendants”) and Nominal Defendant Abercrombie & Fitch Co. (“Abercrombie” or the “Company”) (collectively, “Defendants”) for final approval of their Stipulation and Agreement of Settlement dated October 27, 2011.

By Order dated November 1, 2011, the Court granted preliminary approval of the proposed Settlement and set the date and time for a Settlement Hearing (the “Order”). The Order also set forth certain procedures for notifying Abercrombie Stockholders, as well as allowing those Stockholders to object to the Settlement terms. On December 13, 2011, after full briefing, the Court held the Settlement Hearing.

Reasonable and adequate notice having been given to current Abercrombie Stockholders as required in the Order, and the Court having considered all of the papers filed and proceedings had in this matter and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Final Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used in this Final Judgment shall have the same meaning as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Federal Derivative Case, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. The Court finds that the Settlement set forth in the Stipulation is fair, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Settlement in all respects, finds that the Settlement set forth in the Stipulation provides substantial benefits to Abercrombie and Abercrombie Stockholders, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

4. The Federal Derivative Case, all claims contained in the 2005 Derivative Cases, and the Released Claims, are hereby ordered as compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings in the Federal Derivative Case and this Final Judgment. As among the Derivative Plaintiffs, Abercrombie and the Individual Defendants, the Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. Upon the Settlement Effective Date, the Derivative Plaintiffs (individually and derivatively on behalf of Abercrombie), Abercrombie and Abercrombie Stockholders and each of the other Released Plaintiff Parties are forever enjoined and permanently barred from instituting, commencing or prosecuting any Released Plaintiff Claims as well as any claims arising out of, relating to or in connection with the institution, prosecution or settlement of the 2005 Derivative Cases, against any Released Parties.

6. Upon the Settlement Effective Date, the Individual Defendants and each of the other Released Defendant Parties are forever enjoined and permanently barred from instituting, commencing or prosecuting any of Released Defendant Claims as well as any claims arising out of, relating to or in connection with the institution, prosecution or settlement of the 2005 Derivative Cases, against any Released Parties.

7. Upon the Settlement Effective Date, Abercrombie and the Released Plaintiff Parties shall be deemed to have, and by operation of this Judgment shall have, fully, finally and forever released, relinquished and discharged all Released Plaintiff Claims (including Unknown Claims) and any and all claims arising out of, relating to or in connection with the Settlement or resolution of the 2005 Derivative Cases against the Released Defendant Parties. Nothing in this Final Judgment shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

8. Upon the Settlement Effective Date, the Individual Defendants and Abercrombie shall be deemed to have, and by operation of this Judgment shall have, fully, finally and forever released, relinquished and discharged the Derivative Plaintiffs and any other Released Plaintiff Parties from all claims arising out of, relating to or in connection with their institution, prosecution or settlement of the 2005 Derivative Cases or the Released Plaintiff Claims. Nothing in this Final Judgment shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

9. The Court finds that the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action filed by Abercrombie with the United States Securities and Exchange Commission in a Form 8-K and posted on the website of Abercrombie and the websites of the Derivative Plaintiffs’ Lead Counsel provided the proper notice of the matters set forth therein, including the Settlement set forth in the Stipulation, to all persons entitled to such notice, and said Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

10. The Court finds that, during the course of the Federal Derivative Case, the Settling Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11 and all similar rules and law.

11. Neither the Stipulation (including any exhibit attached to the Stipulation) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of the Released Claims, or of any fault, wrongdoing or liability of Defendants, or the validity of the Released Claims, or (b) is intended to be offered or received as evidence or used by any other Person in any other action or proceedings, whether civil, criminal or administrative agency or other tribunal. The Settling Parties, Derivative Plaintiffs’ Counsel and the Released Persons may file the Stipulation and/or the Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12. Without affecting the finality of this Final Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) the Settling Parties for the purpose of construing, enforcing and administering the Stipulation and the Settlement, including, if necessary, setting aside and vacating this Final Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Settlement Effective Date fails to occur in accordance with the Stipulation.

13. This Judgment is a final, appealable judgment and shall be entered forthwith by the Clerk in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

By:	/s/ Edmund A. Sargus
Edumund A. Sargus
UNITED STATES DISTRICT JUDGE

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